EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Liz Claiborne, Inc. Launches Offering of Convertible Senior Notes

New York, NY – June 17, 2009 —Liz Claiborne, Inc. (the “Company”) (NYSE: LIZ) today announced that it intends to offer, subject to market and other conditions, $75 million principal amount of convertible senior notes due 2014 (the “notes”). The Company expects to grant the initial purchasers in the offering an option to purchase up to an additional $15 million of notes to cover over-allotments, if any.

The notes will be unsecured, senior obligations of the Company, will pay interest semi-annually, and will be convertible, under certain circumstances, into cash, shares of the Company’s common stock, or a combination of cash and shares, at the option of the Company. Holders of the notes may require the Company to repurchase for cash all or some of their notes upon the occurrence of a fundamental change (as defined). The interest rate, conversion rate and other terms of the convertible senior notes will be determined by the Company and the initial purchasers.

The Company intends to use the net proceeds from the offering (including proceeds from the initial purchasers’ exercise of the over-allotment option, if any) to temporarily pay down a portion of the outstanding borrowings under its amended credit facility.

The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities, nor will there be any sale of notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the notes will be made only by means of a private offering memorandum.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this press release contains forward-looking statements involving a number of risks and uncertainties, many of which are outside the control of the Company. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward looking information. The Company may change its plans, intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Forward-looking statements contained herein include, but are not limited to, statements regarding the Company’s plans to complete the offering of notes and the implementation of our intended use of the proceeds thereof. While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: general market conditions, risks associated with the general economic conditions in the United States, Europe and other parts of the world; the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements, which access may be adversely impacted by a number of factors, including, the level of the Company’s cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products and the availability of borrowings under the Company’s amended and extended bank credit agreement; further adverse changes in the Company’s credit ratings, the Company’s ability to comply with the financial and other covenants and requirements included in its amended and restated credit agreement; interest rate and exchange rate fluctuations; risks associated with the appointment of Li & Fung as the Company’s primary global apparel and accessories sourcing agent and the transfer of its sourcing function to Li & Fung; risks associated with the Company’s efforts to reorganize its Mexx Europe operations; and risks associated with the Company’s ability to execute successfully on its long-term plans. Additional risks and factors are identified in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009, in the section entitled “Risk Factors,” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2009 and in Exhibit 99.2 to the Company’s current report on Form 8-K filed today (which will be dated June 18, 2009), and the Company’s other periodic filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Liz Claiborne, Inc.
Investor Relations Contact:	Media Relations Contact:
Robert J. Vill	Jane Randel
Vice President-Finance and Treasurer	Vice President-Corporate
Communications
Liz Claiborne, Inc.	Liz Claiborne, Inc.
Tel: +201.295.7515	Tel: +212.626.3408
Robert_Vill@liz.com	Jane_Randel@liz.com